                                                                  EXHIBIT 99


KV PHARMACEUTICAL COMPANY

                                           CONTACT:
                                           CATHERINE M. BIFFIGNANI
                                           VICE PRESIDENT, INVESTOR RELATIONS
                                           314-645-6600

                                              [KV PHARMACEUTICAL logo]
FOR IMMEDIATE RELEASE



          KV SIGNS BRANDED, GENERIC DRUG DEALS; COMMENTS ON FOURTH
                             QUARTER PERFORMANCE


        KV ACQUIRES SOLE OWNERSHIP AND WORLDWIDE MARKETING RIGHTS FOR
                            ENDOMETRIOSIS PRODUCT


    KV SIGNS LICENSING AGREEMENT WITH STRIDES FOR EXCLUSIVE MARKETING OF
      10 NEW GENERIC DRUGS; FIRST PRODUCTS EXPECTED TO BE SUBMITTED FOR
                          APPROVAL THIS FISCAL YEAR


             KV SEES LOWER FOURTH QUARTER REVENUES AND EARNINGS
                   VS. PRIOR FISCAL YEAR'S FOURTH QUARTER



St. Louis, MO., May 11, 2005 - KV Pharmaceutical Company (NYSE: KVa/KVb) today announced that it has signed two agreements enhancing both its branded and generic product pipelines, and also provided preliminary comments on its results for the fourth quarter ended March 31, 2005.

KV announced an agreement with FemmePharma, Inc. under which it acquired all of the worldwide marketing rights to a first-of-its-kind endometriosis product in a transaction valued at $25 million. KV also announced that it has signed a license agreement with Strides Arcolab, Ltd., an Indian generic pharmaceutical developer and manufacturer, for exclusive marketing rights in the United States and Canada for 10 new generic drugs and which also includes exclusive marketing rights in Europe for two of the products and provides for future collaboration between the companies beyond the initial 10 products.

FEMMEPHARMA
-----------

The Company announced an agreement with Philadelphia-based FemmePharma Inc. to acquire the worldwide marketing rights to a first-of-its-kind endometriosis product. In its original agreement with FemmePharma, KV obtained rights for principally North America. Under the new agreement, KV has now additionally obtained the full worldwide marketing rights for the endometriosis product. Under the terms of the new agreement, KV assumes the responsibility for proceeding with the Phase III clinical trial and worldwide licensing rights and eliminated milestone payments and royalties payable under the original agreement. The Company plans on licensing marketing rights to the product outside of the United States on a territory-by-territory basis in return for milestone payments, profit sharing arrangements and other future product rights.

In addition, as part of the new agreement, KV also secured exclusive worldwide rights for the use of the FemmePharma technology for vaginal anti-infective products, a therapeutic area where Ther-Rx Corporation, KV's branded drug division, already markets two well known brands, Gynazole-1(R) and Clindesse(TM).

In the Phase II clinical trials conducted by FemmePharma, the product appeared to reduce endometriosis associated pain with minimal side effects. The clinical trial results suggest a positive impact of the product on the quality of life for women with endometriosis. KV believes that this transaction will allow Ther-Rx to capitalize upon an attractive branded opportunity in this underserved therapeutic segment.

Under its previous development agreement with FemmePharma, KV had secured North American rights to the endometriosis product, targeted at a disease affecting an estimated 11 million women in the United States. Under the new agreement, KV has secured worldwide marketing rights targeted at an estimated 89 million women worldwide. Future sales remain subject to completion of the Phase III trials, regulatory approval and the successful launch of the product through the Ther-Rx.

During the past year, based upon Phase II data, KV has developed and manufactured an additional version of the product that it believes will optimize the potential of the product in the planned Phase III, three-leg clinical study. The Company's present plans call for the Phase III clinical study to begin during the first half of fiscal 2006. The Phase III study and subsequent data compilation are expected to take approximately 18-24 months from commencement of the study. The Company anticipates that if and when approved, the product will be detailed by Ther-Rx's specialty sales force in the U.S. that calls on prescribers of women's healthcare products and through profit sharing/licensees in other countries throughout the world.

Endometriosis is a chronic disorder in which the pain can be debilitating. It is estimated that endometriosis affects about 10% to 15% of menstruating women aged 25 to 44. It can also affect teenagers and may affect as many as 25% to 50% of infertile women. A doctor may suspect endometriosis in a woman who has certain symptoms or unexplained infertility. Occasionally, during a pelvic examination, a woman may feel pain or tenderness or a doctor may feel a mass of tissue behind the uterus or near the ovaries. While the cause of endometriosis is unclear, products to treat endometriosis in the United States in calendar year 2004 had sales of more than $830 million.

In connection with the transaction, KV expects to incur a one time charge of approximately $30 to $32 million, which includes the write-off of the $25 million plus other investments previously made and which principally relates to in-process research and development.



Marc S. Hermelin, Vice Chairman of the Board and Chief Executive Officer of KV, commented, "This acquisition will consolidate our original investment in this important product, giving us full worldwide licensing rights to the product. The original product with the added leg in the Phase III study is intended to optimize the effectiveness and sales potential of what appears to be a breakthrough product for women suffering from pain caused by endometriosis. As a result of this transaction we will be further bolstering our pipeline in our already strong suite of women's healthcare."

STRIDES ARCOLAB, LTD.
---------------------

KV also announced that it has signed a license agreement with Strides Arcolab, Ltd., an Indian generic pharmaceutical developer and manufacturer, for exclusive marketing rights in the United States and Canada for 10 new generic drugs. The agreement also includes exclusive marketing rights in Europe for two of the products, and provides for future collaboration between the companies beyond the initial 10 products.

Under the agreement, Strides will have the responsibility for developing, submitting for regulatory approval and manufacturing the 10 products, which collectively target product categories with aggregate branded annual sales of approximately $2 billion, according to IMS data. ETHEX Corporation, KV's generic/non-branded division, will be responsible for exclusively marketing the products in the territories covered by the agreement. KV's strategy is look for licensed products to expand ETHEX into new therapeutic categories that are expected to be limited in the number of competitive entrants, as well as strengthen existing therapeutic areas of ETHEX. Initial products could be ready for submission to the U.S. Food and Drug Administration as early as KV's current fiscal year.

Specific terms of the license agreement were not disclosed; however, the deal includes milestone payments payable to Strides by KV upon submission of applications to the U.S. FDA and once FDA approval is granted. The Company also has made an $11.3 million investment in a redeemable preferred stock of Strides.

"This new generic collaboration with the outstanding team at Strides further underscores our continuing objective of expanding the product line offerings of our generic business," stated Mr. Hermelin. "At ETHEX our goal is to pursue attractive collaborative arrangements than can further strengthen ETHEX's competitive position as one of the leading generic/non-branded companies in the U.S. This collaboration will not only provide additional depth to an already robust internal pipeline, but will also address new therapeutic marketing segments for the Company where we believe we can bring value to patients. We look forward to working closely with Strides as we bring these latest new products to the North American market."

"Strides is very excited to be partnering with a leading specialty pharmaceutical company that has the marketing expertise to turn our products into successful commercial initiatives," stated Mr. Arun Kumar, Group CEO and Managing Director. "This agreement allows us to focus on our development and formulation capabilities while accelerating our entry into the U.S. pharmaceutical marketplace."



LOWER THAN EXPECTED FOURTH QUARTER REVENUES AND EARNINGS
--------------------------------------------------------

Additionally, KV reported that results for KV's fiscal fourth quarter ended March 31, 2005 will be significantly below prior year fourth quarter results. For the fourth quarter, KV expects to report total revenue of approximately $72 million and earnings per share in a range from modest net income to a small loss. Actual results will be reported at the time the Company files its Form 10-K, scheduled for mid-June.

The fourth quarter shortfall stems from delayed approvals for certain generic products, increased sales force investments, a temporary interruption in the supply of a key branded product, lower volumes and price deterioration relative to certain current generic/non-branded products, and the timing of certain trade show orders. Also contributing to the fourth quarter shortfall was an overall challenging marketplace.

KV attributed its weaker-than-expected fourth quarter results primarily to the following issues:

     o Delays in the expected approvals and launch of Diltiazem and another product for marketing by ETHEX Corporation. The Company now anticipates that both of these product approvals will occur during the second half of fiscal 2006. The Company estimates these two generic product approval delays decreased anticipated earnings by $0.12 to $0.15 in the recently completed quarter.

     o The addition of 30 Ther-Rx sales representatives during the fourth quarter, as well as the impact of marketing and professional expenses associated with the increased promotional activities relating to the launch of the Company's latest NDA approval, Clindesse(TM).

     o A temporary supply disruption for the Company's PrimaCare(TM) ONE product. The Company has since resolved the supply issue but the disruption resulted in lower sales for the quarter.

     o Lower revenues due to lower volume, price erosion and product mix at ETHEX Corporation for the fourth quarter of fiscal 2005, versus the fourth quarter of fiscal 2004.

     o Higher professional fees and expenses, including litigation costs attributable to the Company's submission of a Paragraph IV filing on Astra Zeneca's Toprol XL(R) 100 mg and Toprol XL(R) 200 mg. and other previously reported litigation.

     o The variance in revenues between the fourth quarter of fiscal 2005 and the fourth quarter of fiscal 2004 was also partially a result of price increases and trade show buy-ins executed during the fourth quarter of fiscal 2004 that did not reoccur at similar levels during the fourth quarter of fiscal 2005.

Marc Hermelin commented, "A confluence during the fourth quarter, of what we view as temporary events combined with a challenging marketplace led to a very disappointing fourth quarter. We are diligently working to obtain more timely ANDA approvals on two important products, and we expect to achieve these approvals in the coming months. We also have made a strategic, but difficult decision to expand the Ther-Rx sales force at this time to better take advantage of the sales potential of PrimaCare(R) One, the only one-dose, high-level essential fatty acid (EFA) prenatal vitamin on the market, as well as Clindesse(TM), our recently approved one-dose prescription cream treatment for bacterial vaginosis."

Mr. Hermelin continued, "Ther-Rx is also preparing to launch what we believe are two new promising products in iron replenishment and female health during fiscal 2006. Due to the increased investment and associated costs of the expanded sales force, the launch costs of two new products, the continuing challenging marketplace condition for generics and other factors, we could see flat to modest growth during the first part of fiscal year 2006, depending upon the timing of certain product approvals, launches or acquisitions that could more favorably impact comparative year-on-year quarterly results. We believe implementation of these plans in the short-term will pay dividends in the mid-to-long term. In addition, substantial efforts are ongoing to expand our branded and generic product pipelines through in-house development leveraging our proprietary delivery technologies, product acquisitions and strategic collaborations."

KV is aggressively continuing to expand its generic/non-branded and branded segments through organic growth as well as via acquisitions and licensing activities funded by its strong cash balance. The Company is optimistic regarding its potential to grow through these strategies, and believes that existing and new product launches, continuing research and development efforts, as well as continued capital expenditures will favorably affect results for the full fiscal year 2006.

Positively impacting the Company's fiscal 2006 revenue and EPS outlook are a number of factors, including:

     o Clindesse(TM) - The launch of KV's recently approved NDA product for the one-dose prescription treatment of bacterial vaginosis is off to a better than expected launch phase. The Company believes that Clindesse(TM), which after only weeks of active marketing has already garnered 15% of the intravaginal bacterial vaginosis market, has the potential of becoming the Company's largest branded product sooner than previously planned.

     o The anticipated receipt of ANDA approvals for Diltiazem and Levothyroxine among other products filed at the FDA.

     o The introduction of approximately six to eight additional new products in the generic/non-branded and branded areas of the Company.

     o Acquisition efforts currently underway to provide expansion opportunities for the branded business into new therapeutic areas of interest consistent with the Company's strategy of emphasizing niche markets that allow for reaching specialty physicians with a smaller, focused sales force.


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures and markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, one of the leading multisource pharmaceutical companies in the U.S. that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes' in its November 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


ABOUT THER-RX CORPORATION
A wholly-owned subsidiary of KV Pharmaceutical Company, Ther-Rx is an emerging leader in women's healthcare with single-dose vaginitis products, including Clindesse(TM), a new one-dose treatment for bacterial vaginosis, and Gynazole-1(R) for yeast infections. Ther-Rx is a nutritional supplements market leader with such products as the PrimaCare(R) brand of prenatal vitamins with essential fatty acids, and the Chromagen(R) brand of oral iron supplements.

For further information about Ther-Rx Corporation, please visit the Company's corporate website at www.ther-rx.com.


ABOUT ETHEX CORPORATION
A wholly-owned subsidiary of KV Pharmaceutical Company, ETHEX Corporation is one of the leading multisource pharmaceutical companies in the United States. By focusing on the development and marketing of technology-distinguished, multi-source drugs, many of which incorporate proprietary KV drug delivery technologies, over half of ETHEX's products are industry leaders in the multi-source/non-branded market. ETHEX offers more than 100 products in 10 therapeutic categories.

For further information about ETHEX Corporation, please visit the Company's corporate website at www.ethex.com.

ABOUT STRIDES ARCOLAB, LTD.
Strides Arcolab Limited, listed on the Indian National Stock Exchange (NSE:
STAR) and Bombay Stock Exchange has a global presence in more than 50 countries. The company has factories in India, Brazil, Mexico and USA. The company supplies products to a number of geographic locations, including the Americas, Southeast Asia, Africa, Australia, Russia, Japan and Europe. Its Indian manufacturing facilities for regulated markets have been approved by major regulatory bodies including the USFDA, MHRA, EU, TGA and MCC.

For further information about Strides Arcolab, Ltd., please visit the Company's website at www.stridesarco.com.

ABOUT FEMMEPHARMA GLOBAL HEALTHCARE, INC.
FemmePharma was founded by Gerianne Tringali DiPiano in 1996 to target high unmet medical needs within the estimated $70 billion women's healthcare pharmaceutical market. FemmePharma is committed to developing safe and effective drugs that minimize or eliminate the systemic side effects associated with many drug therapies by designing them in a way that is specifically suited to a woman's physiology with an eye toward the changing needs of women throughout their lives.

For further information about FemmePharma, please visit its website at www.fpghc.com


SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, anticipated product sales, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions,.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but not limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials;
(8) the regulatory environment; (9) fluctuations in operating results;
(10)the difficulty of predicting international regulatory approvals, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.


                                    # # #